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                                                                 EXHIBIT 10.10.2

                             EMPLOYMENT AGREEMENT
                             --------------------

  This Employment Agreement is made and entered into by and between FirstAmerica Automotive, Inc. (the "Company") and Steven S. Hallock ("Hallock") as of March 1, 1997.

  1.  Position and Duties:  Hallock shall be employed by the Company as its
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Chief Operating Officer ("COO") reporting to the Company's Chief Executive
Officer ("CEO"), effective March 1, 1997 (the "Commencement Date"). As COO, Hallock agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Hallock from time to time by the Company's CEO.

  2.  Term of Employment:  Hallock's employment with the Company pursuant to
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this Agreement is "at-will" and for no specified period of time beginning on the
Commencement Date (the "Term"), subject to the provisions regarding termination set forth below. Upon the termination of Hallock's employment with the Company, for any reason, neither Hallock nor the Company shall have any further obligation or liability to the other, except as set forth in paragraphs 4 and 5 below.

  3.  Compensation:  Hallock shall be compensated by the Company for his
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services as follows:

      (a)  Salary:  Hallock shall be paid a monthly salary of $33,333.33
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($400,000.00 per year), subject to applicable withholding, in accordance with the Company's normal payroll procedures (the "Base Salary"). Such salary shall be reviewed annually and adjusted as determined appropriate by the Board.

      (b)  Benefits:  Hallock shall have the right, on the same basis as other
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members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the medical, dental, vision and disability group insurance plans, if any. Hallock shall also be entitled to participate in any retirement plan maintained by the Company for which he is eligible in accordance with its terms. In addition, Hallock shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.

      (c)  Stock Options:
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           (i)   Upon the later of the execution of this Agreement or the
Company's adoption, and if required by law qualification, of a stock option plan, Hallock shall be granted a nonstatutory stock option to purchase 280,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value
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of a share of the Company's Common Stock as determined by the Board as of the date of grant (the "Initial Stock Option"). Provided Hallock remains an employee of the Company, the shares subject to the Initial Stock Option shall vest at the rate of 4,666.67 shares per month following the Commencement Date. In the event that Hallock terminates his employment with the Company for Good Reason (as defined in paragraph 5(c), below) following a Transfer of Control (as also defined in paragraph 5(c), below), then, in addition to the benefits set forth in paragraph 5, Hallock shall become immediately vested in all of the shares subject to the Initial Stock Option, effective as of the date ten days' prior to the Transfer of Control.

Except as otherwise provided herein, the Initial Stock Option shall be subject to the terms and conditions of the Company's stock option plan and the Company's standard form of stock option agreement, which Hallock shall be required to sign as a condition of the issuance of the Initial Stock Option.

           (ii) In addition to the Initial Stock Option, in the event that Hallock is successful in obtaining a written agreement providing for Toyota Motor Corporation's appointment of the Company for the "open point" in Tracy, California, Hallock shall be granted, as soon as practicable thereafter, an additional stock option to purchase 100,000 shares of the Company's Common Stock. The stock option earned by Hallock under this subparagraph shall be immediately vested. The exercise price per share for such option shall be equal to the fair market value of a share of the Company's Common Stock determined by the Board as of the date of grant. This option otherwise shall be subject to the terms and conditions of the Company's stock option plan and the Company's standard form of stock option agreement, which Hallock shall be required to sign as a condition of the issuance of such option.

           (iii) In addition to the above, in the event that Hallock is successful in negotiating the acquisition of Concord Toyota by the Company, Hallock shall be granted, as soon as practicable after the closing of such acquisition, an additional stock option to purchase 100,000 shares of the Company's Common Stock. The stock option earned by Hallock under this subparagraph shall be immediately vested. The exercise price per share for such option shall be equal to the fair market value of a share of the Company's Common Stock determined by the Board as of the date of grant. This option otherwise shall be subject to the terms and conditions of the Company's stock option plan and the Company's standard form of stock option agreement, which Hallock shall be required to sign as a condition of the issuance of such option.

      (d)  Signing Bonus:  Immediately upon execution of this Agreement, the
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Company shall provide Hallock with a signing bonus in the amount of Five Hundred
Thousand Dollars ($500,000.00)(the "Signing Bonus"), which Signing Bonus shall become due and payable upon the closing of the financing transaction currently contemplated with TCW.

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      (e)  Expense Reimbursements:  Upon receipt of proper documentation
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establishing the amount of such expenses, the Company shall reimburse Hallock for any reasonable business expenses incurred.

      (f)  Car Allowance:  In addition to reimbursement of expenses described in
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paragraph 3(d), Hallock shall receive $500 per month as an allowance for car expenses.

      (g)  Performance Bonus.  Hallock shall be eligible to earn a performance
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bonus of up to ninety percent (90%) of the Base Salary Hallock was paid for the then-current fiscal year (the "Performance Bonus"). The Performance Bonus shall be determined on the following basis:

           (i) Fifty percent of the Performance Bonus shall be considered earned if the Company achieves its projected earnings before interest and taxes as extablished in the FAA fiscal forecast. Notwithstanding the foregoing, Hallock shall earn a minimum Performance Bonus under this subparagraph (f)(i) for the Company's fiscal year ending December 31, 1997 of $120,000.

           (ii) Fifty percent of the Performance Bonus shall be considered earned upon Hallock's meeting such annual performance objectives as shall be established by agreement between Hallock and the Compensation Committee of the Board no later than ten weeks following the beginning of the Company's fiscal year. For Fiscal Year 1997, Hallock and the Compensation Committee of the Board shall come to agreement as to the performance objectives within four weeks of the date of the Commencement Date.

  The Performance Bonus shall be paid within thirty days of the Company's receipt from its independent auditors of audited financial statements confirming that the Company has met the net profit on sales goal determined under subparagraph (g)(i) and certification by the Compensation Committee of the Board of Hallock's attainment of the pre-established goals under subparagraph (g)(ii).

  4.  Benefits Upon Voluntary Termination:  In the event that Hallock
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voluntarily resigns from his employment with the Company, or in the event that
Hallock's employment terminates as a result of his death or disability, Hallock shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of his termination.

  5.  Benefits Upon Other Termination:  Hallock agrees that his employment may
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be terminated by the Company at any time, with or without cause.  In the event of the termination of Hallock's employment by the Company for the reasons set forth below, he shall be entitled to the following:

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      (a)  Termination for Cause:  If Hallock's employment is terminated by the
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Company for cause, Hallock shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 through the date of his termination. For purposes of this Agreement, a termination "for cause" occurs if Hallock is terminated for any of the following reasons:

           (i) theft, dishonesty, or falsification of any employment or Company records;

           (ii) improper disclosure of the Company's confidential or proprietary information;

           (iii) any intentional act by Hallock which has a material detrimental effect on the Company's reputation or business; or

           (iv) any material breach of this Agreement by Hallock, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

      (b)  Termination Other Than for Cause: If Hallock's employment is
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terminated by the Company for any reason other than for cause, Hallock shall be entitled to the following separation benefits:

           (i) continuation of Hallock's Base Salary for a period of one year, such salary continuation payments to be made in accordance with the Company's ordinary payroll procedures without regard to whether Hallock obtains alternative employment in the interim; and

           (ii) payment of an amount equivalent to the average of the amounts of Performance Bonuses previously paid to Hallock, less applicable withholding, such payment to be made in twelve equal monthly installments.

      (c)  Resignation for Good Reason:  For purposes of paragraph 5(b) of this
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Agreement, Hallock's resignation for Good Reason following a Transfer of Control shall constitute a Termination Other Than for Cause.

  For purposes of this Agreement, a "Transfer of Control" shall mean an "Ownership Change Event" (as defined below) or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding

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sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

  For purpose of this Agreement, an "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

               A. the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

               B.  a merger or consolidation in which the Company is a party;

               C. the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

               D.  a liquidation or dissolution of the Company.

  For purposes of this Agreement, "Good Reason" means any of the following conditions, which condition(s) remain(s) in effect 30 days after written notice to the Board from Hallock of such condition(s):

         (i) a decrease in Hallock's base salary and/or a material decrease in Hallock's standard management bonus plan or employee benefits;

         (ii) a material, adverse change in Hallock's title, authority, responsibilities or duties, as measured against Hallock's title, authority, responsibilities or duties immediately prior to such change;

         (iii) the relocation of Hallock's work place to a location outside the San Francisco Bay Area (i.e., Marin County, Contra Costa County, Alameda County, San Francisco County, San Mateo County or Santa Clara County);

         (iv) any material breach by the Company of any provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Hallock;

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         (v)  any failure of the Company to obtain the assumption of this
Agreement by any successor or assign of the Company; or

         (vi) any purported termination of Hallock's employment for "material breach of contract" which is not effected following a written notice satisfying the requirements of paragraph 5(a)(iv).

  6.  Confidential Information and Nondisclosure Agreement:  Hallock agrees to
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execute and abide by the terms and conditions of the Company's standard employee
Confidential Information and Nondisclosure Agreement.

  7.  Dispute Resolution:   In the event of any dispute or claim relating to or
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arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age or other discrimination), Hallock and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. Hallock acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

  8.  Non-Solicitation of Employees.  In the event that Hallock's employment
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with the Company is terminated for any reason, Hallock agrees that for a period of two years after the date of this Agreement, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services of any employee of the Company or its affiliated entities to any other person or entity.


  9.  Attorneys' Fees:  The prevailing party shall be entitled to recover from
      ---------------
the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

  10. Interpretation:  Hallock and the Company agree that this Agreement shall
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be interpreted in accordance with and governed by the laws of the State of
California without giving effect to any conflict of law principles.

  11. Validity:  If any one or more of the provisions (or any part thereof) of
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this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

  12. Entire Agreement:  This Agreement constitutes the entire employment
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agreement between Hallock and the Company regarding the terms and conditions of his

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employment, with the exception of (i) the confidentiality and nondisclosure agreement described in paragraph 6 and (ii) any stock option agreement between Hallock and the Company. This Agreement supersedes all prior negotiations, representations or agreements between Hallock and the Company, whether written or oral, concerning Hallock's employment by the Company.

  13.  Modification:  This Agreement may only be modified or amended by a
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supplemental written agreement signed by Hallock and the Company.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


                                    FirstAmerica Automotive Corporation



Date: 7/22/97                       By: /s/
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                                    Its: President
                                        --------------------------------------

Date: 7/22/97                       /s/ Steven S. Hallock
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                                    Steven S. Hallock

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